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                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard H. Fleming, John E. Malone and Raymond T. Belz and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of USG Corporation relating to the registration of its Senior Notes due 2005, and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney has been signed as of the 16th day of June, 1995, by the following persons:



Eugene B. Connolly                        W. H. Clark
- ----------------------                    -----------------------
Eugene B. Connolly,                       W. H. Clark,
Chairman of the Board and                 Director
Chief Executive Officer,
and Director


William C. Foote
- ----------------------                    -----------------------
William C. Foote,                         James C. Cotting,
President and Chief Operating             Director
Officer, and Director


Robert L. Barnett                         Lawrence M. Crutcher
- ----------------------                    -----------------------
Robert L. Barnett,                        Lawrence M. Crutcher,
Director                                  Director


Keith A. Brown                            David W. Fox
- ----------------------                    -----------------------
Keith A. Brown,                           David W. Fox,
Director                                  Director



                                          John B. Schwemm
- ----------------------                    -----------------------
Philip C. Jackson,                        John B. Schwemm,
Director                                  Director


Marvin E. Lesser                          Judith A. Sprieser
- ----------------------                    -----------------------
Marvin E. Lesser,                         Judith A. Sprieser,
Director                                  Director